Exhibit 24.2

	LIMITED POWER OF ATTORNEY FOR
	SECTION 16 REPORTING OBLIGATIONS


	Know all by these presents that the undersigned hereby constitutes and appoints each of Paula L. Skidmore and C. Rene Capron signing singly, the undersigned's true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the undersigned Forms 3, 4,
and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 2nd day of December, 2009.


						YORKTOWN AVENUE CAPITAL, LLC

						By:	Stephen J. Heyman
							------------------------------
							Stephen J. Heyman, Manager